UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2015

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On April 16, 2015, FutureFuel Corp. (NYSE: FF) (the “Company”) with FutureFuel Chemical Company, the Company’s wholly owned subsidiary, as borrowers, and certain of the Company’s other subsidiaries, as guarantors, entered into a credit agreement (the “Credit Agreement”) with the lenders party thereto, Regions Bank as administrative agent and collateral agent and PNC Bank, N.A., as syndication agent.

The new credit facility consists of a five-year revolving credit facility in a dollar amount of up to $150,000,000, which includes a sublimit of $30,000,000 for letters of credit and $15,000,000 for swingline loans (collectively, the “Credit Facility”).

The Company will be permitted to use net proceeds of any borrowings under the Credit Facility for working capital and other general corporate purposes. No borrowings were made under the Credit Facility at closing, and the Company does not anticipate any significant borrowings under the Credit Facility in the near future.

The Credit Facility contains certain affirmative and negative covenants, including negative covenants that limit or restrict, among other things, indebtedness, liens and encumbrances, dividends, burdensome agreements, mergers and fundamental changes, assets sales, investments, transactions with affiliates, changes in fiscal years and other matters customarily restricted in such agreements.

The interest rate floats at the following margins over LIBOR or base rate based upon the leverage ratio from time to time:

Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans
< 1.00:1.0	1.25%	0.25%
≥ 1.00:1.0 and < 1.50:1.0	1.50%	0.50%
≥ 1.50:1.0 and < 2.00:1.0	1.75%	0.75%
≥ 2.00:1.0 and < 2.50:1.0	2.00%	1.00%
≥ 2.50:1.0	2.25%	1.25%

The material financial covenants, ratios or tests contained in the Credit Facility are as follows:

●	a consolidated leverage ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter less than or equal to 3.00 to 1.0;
●	a consolidated fixed charge coverage ratio (as defined in the Credit Agreement) as of the end of any fiscal quarter of greater than or equal to 1.25 to 1.0; and
●	a minimum liquidity (as defined in the Credit Agreement) at any time greater than or equal to $50,000,000.

Certain of the Company’s subsidiaries have entered into guarantees of payment on behalf of the Company for amounts outstanding under the Credit Facility. In addition, the Company and certain subsidiaries have entered into a Pledge and Security Agreement with Regions Bank to secure the obligations under the Credit Facility. Pursuant to the Pledge and Security Agreement, the Company and certain of its subsidiaries have pledged certain collateral, including but not limited to, interests in intellectual property rights and certain equity interests in their subsidiaries.

The foregoing description of the Credit Facility and Pledge and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement and Pledge and Security Agreement as and when filed.

Item 1.02 – Termination of a Material Definitive Agreement

On April 16, 2015, in connection with entering into the Credit Agreement, the Company repaid the amounts outstanding under its previously-existing $50 million secured revolving credit facility between the Company and Regions Bank (the “Prior Credit Agreement”), and the Prior Credit Agreement was terminated. The material terms of the Prior Credit Agreement were previously disclosed in the Company’s Form 10, which was filed with the Securities and Exchange Commission on April 24, 2007, and are incorporated herein by reference.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Paul A. Novelly
Paul A. Novelly, Chairman and CEO

 Date: April 22, 2015